                                                                     EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                               ATTORNEYS AT LAW
                            One S.E. Third Avenue
                                  28th Floor
                           Miami, Florida  33131-2948
                                 (305) 374-5600
                            Telecopy (305) 374-5095

                                March 11, 1997


Florida Panthers Holdings, Inc.
100 Northeast Third Avenue
Second Floor
Fort Lauderdale, Florida  33301


           RE:    REGISTRATION STATEMENT ON FORM S-1


Ladies and Gentlemen:

         We have acted as counsel to Florida Panthers Holdings, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 4,000,000 shares of the Company's common stock, par value $0.01 per share, to be issued from time to time in the future (the "Shares").

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Shares, when issued, will be duly and validly authorized and will be validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited to the corporate laws of the State of Florida and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the prospectus which is part of the Registration
Statement.

                                        Very truly yours,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.